SCHEDULE 14A INORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                           of 1934  (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            Techne Corporation
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
     and 0-11

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:



                            TECHNE CORPORATION


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                to be held
                             November 9, 2000


     The annual meeting of shareholders of Techne Corporation will be held at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, on Thursday, November 9, 2000, at 3:30 p.m. (Minneapolis Time), for the following purposes:

     1. To set the number of members of the Board of Directors at eight (8).

     2. To elect directors of the Company for the ensuing year.

     3. To ammend the Company's Articles of Incorporation to increase the authorized Common Stock from 50,000,000 to 100,000,000 shares.

     4. To increase the number of shares of the Company's Common Stock reserved for issuance under the Company's 1997 Incentive Stock Option Plan from 600,000 to 1,600,000 and under its 1998
        Nonqualified Stock Option Plan from 300,000 to 800,000.

     5. To take action upon any other business that may properly come before the meeting or any adjournment thereof.


     Only shareholders of record shown on the books of the Company at the close of business on September 12, 2000 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

     This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.

							THOMAS E. OLAND,
							President



Dated:	September 28, 2000
	Minneapolis, Minnesota




                               TECHNE CORPORATION



                                PROXY STATEMENT
                                      for
                        Annual Meeting of Shareholders
                          to be held November 9, 2000



                                    INTRODUCTION

     Your Proxy is solicited by the Board of Directors of Techne Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on November 9, 2000 and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

     The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

     Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.

     Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the Company's principal executive office is 614 McKinley Place N.E., Minneapolis, Minnesota 55413. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about September 28, 2000.


                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed September 12, 2000 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on September 12, 2000 20,717,671 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.


                            PRINCIPAL SHAREHOLDERS

     The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of September 12, 2000:

                                 Amount and
Name and Address                 Nature of Shares            Percent
of Beneficial Owner              Beneficially Owned(1)       of Class(2)
-------------------              ---------------------       -----------
Kopp Investment Advisors, Inc.       2,534,495(3)                 12.2%
Kopp Holding Company and
LeRoy C. Kopp
6600 France Avenue So.
Edina, Minnesota 55435

D.F. Dent & Co.                      1,212,143                     5.9%
2 East Read St.
Baltimore, Maryland 21202

Thomas E. Oland                        814,700(4)(5)               3.9%
614 McKinley Place NE
Minneapolis, MN  55413


-----------
(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of September 12, 2000, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(3) Sole voting power: 831,000 shares; shared voting power: 1,703,495; sole investment power: 603,000; shared investment power: 1,931,495.

(4)  Does not include 464,564 shares held by the Company's Stock Bonus
     Plan, which are included in the group total in the Management Shareholdings table. The Company's Board of Directors, acting by a majority vote, currently directs the Trustee as to the voting of such shares. Including such 464,564 shares, Mr. Oland, a Director of the Company, beneficially owns 1,279,264 shares or 6.1% of total shares outstanding plus shares subject to options exercisable by him.

(5) Includes 34,278 shares held by Thomas Oland and Associates, 102,962 shares held by the Thomas Oland and Associates Profit Sharing Plan and Trust and 189,000 shares subject to stock options which are exercisable.



                             MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of September 12, 2000, by each executive officer of the Company named in the Summary Compensation Table, by each director and by all directors and executive officers (including the named individuals) as a group. Shares beneficially owned by Mr. Oland constitute 3.9% of total shares outstanding plus shares subject to options exercisable by him. Each other individual beneficially owns less than one percent of total shares outstanding plus shares subject to options exercisable by him or her. As a group, officers and directors beneficially own 8.9 % of total shares outstanding plus shares subject to options exercisable by them.

  Name of Director	  	        Number of Shares
or Executive Officer Group	        Beneficially Owned(1)
--------------------------              ---------------------
Thomas E. Oland                            814,700 (2)(3)
Roger C. Lucas, Ph.D.                       30,728 (2)(4)(5)
Howard V. O'Connell                        127,500 (2)(5)(6)
G. Arthur Herbert                          137,200 (2)(5)(7)
Lowell E. Sears                            100,200 (2)(5)(8)
James A. Weatherbee, Ph.D                   67,005 (9)
Monica Tsang, Ph.D.                         70,693 (10)
Christopher S. Henney, D.Sc., Ph.D.          5,000 (2)(5)(11)
Randolph C. Steer, M.D., Ph.D.              30,000 (2)(5)(12)
Marcel Veronneau                            24,462 (13)
Thomas C. Detwiler, Ph.D.                   13,518 (14)
Timothy M. Heaney                           13,934 (2)(15)
Officers and directors as
  a group (12 persons)                   1,899,504 (16)


(1) Unless otherwise indicated, the person listed as the beneficial owner has sole voting and sole investment power over outstanding shares. Shares beneficially owned includes shares subject to options which are currently outstanding and exercisable and options which are currently outstanding and will become exercisable within 60 days of September 12, 2000.

(2) Does not include 464,564 shares held by the Company's Stock Bonus Plan which are included in the group total. The Company's Board of Directors, acting by a majority vote, currently directs the Plan Trustee as to the voting of such shares.

(3)  See Note (5) to preceding table.

(4) Includes 10,000 shares owned by Dr. Lucas' wife and 10,000 shares subject to stock options. Dr. Lucas disclaims beneficial ownership of the shares owned by his wife.

(5) Does not include an option to purchase 5,000 shares which will be granted on and will become exercisable as of the date of the Annual Meeting pursuant to the 1998 Nonqualified Stock Option Plan.

(6) Includes 13,850 shares owned by Mr. O'Connell's wife and 30,000 shares subject to options. Mr. O'Connell disclaims beneficial ownership of the shares owned by his wife.

(7) Includes 77,200 shares held by trusts of which Mr. Herbert is a Trustee and 60,000 shares subject to options.

(8) Includes 200 shares held by a trust of which Mr. Sears is a Trustee and 100,000 shares subject to options.

(9) Includes 52,956 shares subject to stock options. Does not include shares beneficially owned by Dr. Tsang, Dr. Weatherbee's wife.

(10) Includes 56,647 shares subject to stock options. Does not include shares beneficially owned by Dr. Weatherbee, Dr. Tsang's husband.

(11) Includes 5,000 shares subject to options.

(12) Includes 30,000 shares subject to options.

(13) Includes 11,129 shares subject to options.

(14) Includes 9,326 shares owned by Dr. Detwiler's wife and 254 shares subject to options. Dr. Detwiler retired as an officer of the Company on July 7, 2000.

(15) Includes 210 shares owned by Mr. Heaney's wife, 700 shares owned by a family trust of which Mr. Heaney is a co-trustee, and 11,524 shares subject to options. Mr. Heaney disclaims beneficial ownership of shares owned by his wife and the Trust.

(16) Includes 878,430 shares held directly by officers, directors and their associates, 464,564 shares held by the Company's Stock Bonus Plan as to which the Company's Board of Directors directs the voting and 556,510 shares which may be purchased pursuant to options.


                                ELECTION OF DIRECTORS
                                (Proposals #1 and #2)

General Information

     The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors be set at eight. Under applicable Minnesota law, approval of the proposal to set the number of directors at eight, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

     In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

     The following table provides certain information with respect to the nominees for director.

                             Current Position        Principal Occupation(s)    Director
Name                  Age       with Company         During Past Five Years       Since
-------------------   ---   ---------------------    ------------------------   --------
Thomas E. Oland        59   Chairman of the Board,   Chairman of the Board,       1985
                            President, Treasurer     President and Treasurer
                            and Director             of the Company since
                                                     December 1985 and
                                                     President of Research
                                                     and Diagnostic Systems,
                                                     Inc. since July 1982.

Roger C. Lucas, Ph.D.  57   Vice Chairman and        Vice Chairman and            1985
                            Director                 Senior Scientific
                                                     Advisor to the
                                                     Company's Board since
                                                     July 1995. Chairman of
                                                     Visual Circuits, a
                                                     digital video company,
                                                     since August 1997, and
                                                     director of ChemoCentryx,
                                                     a partially-owned
                                                     subsidiary of the Company.
                                                     Chief Scientific Officer,
                                                     Executive Vice President
                                                     and Secretary of the
                                                     Company from December 1985
                                                     to March 1995.  Director
                                                     of Printware,Inc.

Howard V. O'Connell    70   Director                 Private investor since       1985
                                                     1990. Chairman,
                                                     President and Treasurer
                                                     of John G. Kinnard and
                                                     Company, Incorporated,
                                                     a securities broker-
                                                     dealer, from 1969 to
                                                     1990.

G. Arthur Herbert      74   Director                 Principal of CEO             1989
                                                     Advisors, a management
                                                     and financial consulting
                                                     firm, since January 1989;
                                                     from January 1969 to
                                                     December 1988, President
                                                     and Vice President Manager
                                                     of Electro-Science
                                                     Management Corp., a
                                                     manager of Venture
                                                     Capital Partnerships.

Randolph C. Steer,     50   Director                 Consultant to the            1990
  M.D., PhD.                                         pharmaceutical and
                                                     biotechnology
                                                     industries since 1989;
                                                     Chairman (July 1999-
                                                     August 2000) of
                                                     Vicus.com, Inc.
                                                     Director of BioCryst
                                                     Pharmaceuticals, Inc.

Lowell E. Sears        49   Director                 Private investor since       1994
                                                     April 1994.  For more
                                                     than five years prior
                                                     thereto, Chief Financial
                                                     Officer of Amgen Inc., a
                                                     pharmaceutical company.
                                                     Director of Neose
                                                     Technologies, Inc., and
                                                     Dendreon Corp.

Christopher S. Henney  59   Director                 Chief Executive Officer      1996
  D.Sc., Ph.D.                                       of Dendreon Corp., a
                                                     biotechnology company,
                                                     since April 1995.
                                                     Executive Vice
                                                     President of ICOS
                                                     Corporation, a
                                                     biotechnology company,
                                                     from April 1990 to
                                                     April 1995.  Director
                                                     of Dendreon Corp.,
                                                     Sonus Pharmaceuticals
                                                     and Bionomics Inc.

Timothy M. Heaney      54   Vice President and       Vice President,              1999
                            Director                 Secretary and General
                                                     Counsel of the Company
                                                     since October 1999.
                                                     From June 1972 to
                                                     September 1999, an
                                                     attorney with the firm
                                                     of Fredrikson & Byron,
                                                     P.A. and legal counsel
                                                     to the Company since
                                                     its inception.
                                                     Director of Coda Music
                                                     Technology, Inc.



Committee and Board Meetings

     The Company's Board of Directors has two standing Committees, the Audit Committee and the Compensation Committee. The Audit Committee (whose members are Messrs. Herbert, O'Connell, Steer and Sears) is responsible for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and, with the Company's independent accountants, the results of the annual audit. The Audit Committee also establishes and oversees the implementation of the Company's cash investment policy. The Audit Committee met four times during fiscal 2000. The Compensation Committee, whose members are Drs. Henney and Steer and Messrs. Herbert and O'Connell, recommends compensation for officers of the Company. The Compensation Committee met five times during fiscal year 2000. In addition to formal meetings, the Audit and Compensation Committees had numerous telephone conferences regarding Committee business. The Board does not have a nominating committee.

     During fiscal 2000, the Board held four meetings. Each director, except Mr. Steer, attended 75% or more of the total number of meetings of the Board and of Committees of which he was a member.

Directors' Fees

     Directors who are not employees of the Company are compensated at the rate of $25,000 per year for service on the Board and Committees of the Board. In addition, under the Company's 1998 Nonqualified Stock Option Plan, outside directors automatically receive an option to purchase shares of the Company's Common Stock on election and upon each re-election. In connection with the year 2000 annual meeting of shareholders, the Board of Directors of the Company has determined to reduce the number of shares subject to such automatic option from 10,000 to 5,000.


              PROPOSAL NO. 3:  AMENDMENT OF ARTICLES OF INCORPORATION

General

     On August 1, 2000, the Board of Directors unanimously approved an amendment to the Company's Articles of Incorporation to increase the authorized common stock from 50,000,000 shares to 100,000,000. If this proposal is approved, the Company's authorized capital will consist of 100,000,000 Common and 5,000,000 undesignated shares. As of September 12, 2000, there were 20,717,671 shares of Common Stock and no other shares issued and outstanding.
Of the unissued shares, 1,313,589 shares have been reserved for future issuances pursuant to the Company's 1987 Incentive, 1988 Nonqualified, 1997 Incentive and 1998 Nonqualified Stock Option Plans and 60,000 shares for outstanding stock warrants outside of any plan.

     The Company's Board desires to increase the number of authorized shares to give the Board flexibility to declare stock dividends or stock splits at such times as the Board may deem appropriate; to give the Board flexibility to make acquisitions using stock; to adopt additional employee benefit plans or increase the shares available under existing plans; to raise equity capital or to use the additional shares for other general corporate purposes. Aside from shares currently reserved for issuance as described above, the Board has not authorized the issuance of any additional shares, and there are no current agreements or commitments for the issuance of any additional shares. The Board has recommended to shareholders an increase in the number of shares of Common Stock reserved for issuance pursuant to its 1997 Incentive and 1998 Nonqualified Stock Option Plans as described in Proposal #4 below.

     The Company's Articles of Incorporation permit the Board to establish from the undesignated shares, by resolution adopted and filed with the Secretary of State in the manner provided by law, one or more classes or series of shares and to fix the relative rights and preferences of each such class or series, including the establishment of additional shares of Common Stock. These shares are available for issuance by the Board at such times and for such purposes as the Board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities.

     In the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board does not approve, the Company's Articles of Incorporation permit the Board to authorize the issuance of a series of stock with rights and preferences which could impede the completion of such a transaction. The Board will have the authority; for example, to adopt a shareholder rights plan or "poison pill" without additional shareholder approval. The Board has the authority to issue shares to purchasers who would support the Board in opposing a hostile takeover bid. The Board does not intend to issue any shares except on terms which the Board deems to be in the best interests of the Company and its then existing shareholders.

     Shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company. If this proposed amendment is adopted, the additional authorized shares of Common Stock will be available for issuance from time to time at the discretion of the Board without further action by the shareholders, except where shareholder approval is required by law, regulatory authorities or to obtain favorable tax treatment for certain employee benefit plans. Although an increase in the authorized shares could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Company is not proposing the increase in authorized shares in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management.

Vote Required

     The Company's Board of Directors recommends that the shareholders approve the increase of authorized shares of the Company. Under applicable Minnesota law and the Company's current Articles of Incorporation, approval of the amendment to increase the authorized shares requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


PROPOSAL NO. 4:  INCREASE IN SHARES UNDER 1997 INCENTIVE STOCK OPTION PLAN AND
                    1998 NONQUALIFIED STOCK OPTION PLAN

General

     The Company's Board of Directors has recommended an increase in the number of shares of the Company's Common Stock reserved for issuance under the Company's 1997 Incentive Stock Option Plan (the "Incentive Plan") from 600,000 to 1,600,000 shares and the number for the 1998 Nonqualified Stock Option Plan, (the "Nonqualified Plan") from 300,000 to 800,000 shares (the Incentive Plan and Nonqualified Plan together are referred to as the "Plans). The Company also has in existence its 1987 Incentive Stock Option Plan, under which 235,066 shares are reserved for options currently outstanding, and its 1988 Nonqualified Stock Option Plan, under which 274,000 shares are reserved for options currently outstanding. No additional options are being granted pursuant to either the 1987 Plan or the 1988 Plan.

     A general description of the Plans are set forth below, but such description is qualified in its entirety by reference to the full text of the Plans, copies of which may be obtained without charge upon written request to the Secretary of the Company.

Description of Plan

     Purpose. The purpose of the Plans is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers and employees upon whose efforts the success of the Company will depend to a large degree.

     Term. Incentive stock options may be granted under the Incentive Plan for a period of ten years from the date of adoption of the Plan by the Board of Directors. Nonqualified stock options may be granted pursuant to the Nonqualified Plan until the Nonqualified Plan is discontinued or terminated by the Board.

     Administration. The Plans are administered by the Board of Directors or a committee appointed by it, currently the Compensation Committee (the "Committee"). The Plans give broad powers to the Board or Committee to administer and interpret the Plans, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

     Eligibility. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Incentive Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options pursuant to the Nonqualified Plan. As of September 12, 2000, the Company had approximately 500 employees (of which four are officers), six directors who are not employees and approximately five consultants and advisors.

     Options. When an option is granted under either of the Plans, the Board or the Company's Committee at its discretion specifies the option price and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock and, unless otherwise determined by the Board or the Committee, the option price of a nonqualified option will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The closing sale price of the Company's Common Stock as reported by Nasdaq on September 12, 2000 was $92.3125 per share. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Board or the Committee, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or, with the consent or the Board or Committee, Common Stock of the Company valued at the stock's then fair market value. Each incentive stock option granted under the Incentive Plan is nontransferable during the lifetime of the optionee. Each outstanding option under the Plans may terminate earlier than its stated expiration date in the event of the optionee's termination of employment, directorship or consulting relationship with the Company.

     In addition to other options which may be granted under the Nonqualified Plan, each nonemployee director of the Company is automatically granted a nonqualified option for up to 10,000 shares of Common Stock upon his or her initial election as a director (pro rated for the portion of a year remaining until the next meeting of shareholders) and for 10,000 shares upon each re-election thereafter. Effective at the meeting of shareholders to be held November 9, 2000, the Board of Directors has voted to reduce the number of shares subject to the automatic grant upon re-election to 5,000 shares. Each such option will be exercisable at any time for a period of ten years or until one year after termination of the individual's service as director or consultant, whichever period ends earlier, at an exercise price per share equal to 100% of the fair market value of the Common Stock on the date of grant.

     Amendment. The Board of Directors may from time to time suspend or discontinue either of the Plans or revise or amend it in any respect; provided,
(i) no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee except as authorized in the event of merger, consolidation or liquidation of the Company, and (ii) the Plans may not, without the approval of the shareholders, be amended in any manner that will
(a) materially increase the number of shares subject to the Plans except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) change the designation of the class of employees eligible to receive options; (c) decrease the price at which options will be granted; or
(d) materially increase the benefits accruing to optionees under the Plan.

     Federal Income Tax Consequences of the Plans. Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the Nonqualified Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.

     Incentive stock options granted under the Incentive Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The optionee, however, may be subject at the time of exercise to the alternative minimum tax at the time of exercise depending upon individual circumstances. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option, but may be in the event of an early sale of shares issued upon exercise to the optionee. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

     Plan Benefits. The table below shows the total number of stock options that have been received by the following individuals and groups under the Plans as of September 12, 2000:


                                                Total Number of
       Name and Position/Group                  Options Received (1)
       -----------------------                  --------------------
       Thomas E. Oland, Chairman and Chief
         Executive Officer                                0
       Monica Tsang, Vice President of Research       3,151
       Thomas C. Detwiler, Vice President of
         Scientific and Regulatory Affairs            2,931
       Marcel Veronneau, Vice President of
         Hematology Operations                        1,915
       Timothy M. Heaney, Vice President,
         Secretary and General Counsel               50,269
       Current Executive Officer Group               58,266
       Roger C. Lucas, Ph.D., Director               20,000
       Howard V. O'Connell, Director                 20,000
       G. Arthur Herbert, Director                   20,000
       Randolph C. Steer, M.D, Ph.D., Director       20,000
       Lowell E. Sears, Director                     20,000
       Christopher S. Henney, D.Sc., Ph.D.,
         Director                                    20,000
       Current Non-executive Officer
         Director Group                             120,000
       Current Non-executive Officer Employee
         Group                                      339,069

  ------------

  (1) This table reflects the total stock options granted without taking into account exercises or cancellations. Because future grants of stock options are subject to the discretion of the Board or Compensation Committee, the future benefits that may be received by these individuals or groups under the Plans cannot be determined at this time, except for the automatic option grants to outside directors as described above.


Vote Required

     Because of the employees' positive response to the Plans, and the belief that making a greater number of shares available to employees, directors and consultants is an effective means to insure the future growth and development of the Company, the Board of Directors recommends that the shareholders approve the increase in the number of shares reserved under the Incentive Plan to 1,600,000 shares and under the Nonqualified Plan to 800,000 shares. Approval of such increases requires the affirmative vote of the greater of (i) a majority of the shares represented at the meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting.



                           EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors of the Company is composed of directors Christopher S. Henney, D.Sc., Ph.D., G. Arthur Herbert, Howard V. O'Connell and Randolph C. Steer, M.D., Ph.D. None of the members of the Committee is or ever has been an employee or officer of the Company and none is affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

     Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual performance bonuses comprised of a cash and option component, long-term incentive compensation in the form of stock options, and various benefits, including the Company's profit sharing and savings plan in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

     The Compensation Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry and of awarding bonuses based on achievement of specific revenue, profit and non-monetary goals. If the goals are achieved, the officer receives an option to purchase a number of shares with a fair market value on date of grant equal to 20% of the officer's base salary and receives, at the election of the officer, either a cash bonus equal to 20% of base salary or an additional option to purchase a number of shares with a fair market value on date of grant equal to 170% of the cash bonus alternative. Bonuses are awarded on a prorated basis if between 85% and 100% of the specific revenue and profit goals are achieved. The goals are established annually as recommended by the CEO of the Company and approved by the Compensation Committee.

     The Company has formal employment agreements with its full-time executive officers, other than its President, effective through June 30, 2001, except Mr. Heaney's, whose agreement expires September 30, 2002. See "Employment Contracts and Change in Control Arrangements" below. The agreements provide for base salaries subject to annual review, bonuses as described above, benefits as provided to all employees and severance compensation dependent upon years of employment with or service to the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company.

     Compensation in 2000. During fiscal 2000, the Company maintained its principal compensation policies and made adjustments in base salaries to reflect competitive industry and individual performance factors. The Committee, at the beginning of fiscal 2000, established performance criteria for officers based 70% on growth in consolidated revenues and earnings and, working through the Company's Chief Executive Officer, 30% on individual goals which, if met, would permit each officer to earn a cash bonus and additional stock options. The Company achieved record revenues and earnings. On the basis of performance against the criteria established, the Committee at the close of fiscal 2000 awarded to Drs. Tsang and Detwiler and Messrs. Veronneau and Heaney the bonuses indicated in the table below under "Summary Compensation Table" and, subsequent to fiscal year end, the options indicated in footnote
(2) to the table below under "Option/SAR Grants During 2000 Fiscal Year". In further recognition of the officers' achievements, the Committee established base salaries for fiscal 2001 as disclosed below under "Employment Contracts and Change in Control Arrangements."

     General. The Company provides medical and insurance benefits to its executive officers, which are generally available to all Company employees.
The Company has a profit sharing and savings plan in which all qualified employees, including the executive officers, participate. In each of the past three fiscal years the Company has contributed to the plan an amount equal to approximately 10% of gross wages. One half of the assets of the plan have been invested in Common Stock of the Company. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 1999.

     Chief Executive Officer Compensation. Thomas E. Oland served as the Company's Chief Executive Officer in fiscal 2000. His compensation was determined in accordance with the policies described above as applicable to all executive officers. His base salary was increased from $199,500 in fiscal 1999 to $210,000 in fiscal 2000 in light of the Company's increase in revenues and earnings. For fiscal 2000 performance he earned but waived a cash bonus. In February of 1996 the Compensation Committee, in connection with the Board's long-term strategic planning for the Company, adopted a substantial, long-term incentive for Mr. Oland in the form of options to purchase an aggregate of 200,000 shares of the Common Stock of the Company at $9.0625 per share, the fair market value on the date of grant. The options are contingent on continued employment by the Company and have vested or will vest on the following schedule: 1996-11,000, 1997-11,000, 1998-11,000, 1999-11,000, 2000-
145,000 and 2001-11,000.  The options will expire in February of 2006.

     Summary. Aggregate executive compensation increased moderately in fiscal 2000 and the Company awarded stock options to officers because the Company achieved record revenues and earnings and individual officers achieved performance goals. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on specific revenue, profit and performance goals and granting options to provide long-term incentive.

                                     Christopher S. Henney, D.Sc., Ph.D.
                                     G. Arthur Herbert
                                     Howard V. O'Connell
                                     Randolph C. Steer, M.D., Ph.D.
                                       Members of the Compensation Committee


Employment Contracts and Change in Control Arrangements

     The Company has formal employment agreements with each of its full-time executive officers with the exception of its President and Chief Executive Officer, with whom the Company has an oral understanding. The agreements, which in the cases of Dr. Tsang and Mr. Veronneau expire June 30, 2001 and in the case of Mr. Heaney expires September 30, 2002, provide for base salaries subject to annual review, bonuses as described in the Compensation Committee Report contained in this proxy statement, benefits as provided to all employees and severance compensation based upon years of employment by or service to the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company. Base salaries for fiscal 2001 for the executive officers named in the Summary Compensation Table are as follows: T. Oland - $220,000; M. Tsang - $200,000; M. Veronneau - $112,000 and T. Heaney - $185,000. Dr. Detwiler retired from the company on July 7, 2000. Each of such officers is also subject to a confidentiality and non-competition agreement, which prohibits competition with the Company for a period of two years following termination of employment with the Company.

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's President (who serves as Chief Executive Officer) and to the Company's other executive officers whose salary and bonus for fiscal 2000 exceeded $100,000. Not included in the table is Dr. James A. Weatherbee, Vice President and Chief Scientific Officer, who was on medical leave and did not receive any compensation from the Company in fiscal 2000.


                                                                       Long Term Compensation
                                                                       ----------------------
                                 Annual Compensation               Awards                Payouts
                                 -------------------               ------                -------
                                                                         Securities
                                                             Restricted  Underlying  LTIP     All Other
Name and            Fiscal                                   Stock       Options/    Payouts  Compen-
Principal Position  Year    Salary ($)  Bonus ($)  Other(1)  Awards($)   SARs (#)    ($)      sation ($)
------------------  ------  ----------  ---------  --------  ----------  ----------  -------  ----------

Thomas E. Oland,      2000    210,000           0      None        None          0      None   20,141(2)
Chairman of the       1999    199,500           0      None        None          0      None   19,258
Board and             1998    190,000           0      None        None          0      None   17,350
President


Monica Tsang,         2000    180,000      36,000      None        None      1,300      None   20,141(2)
Ph.D.,                1999    164,000      33,000      None        None      1,574      None   19,258
Vice President-       1998    150,000      30,000      None        None      1,800      None   17,350
Research


Thomas C.             2000    165,000      33,000      None        None      1,103      None   20,141(2)
Detwiler, Ph.D.,      1999    157,000      28,000      None        None      1,574      None   19,258
Vice President -      1998    150,000      30,000      None        None      1,784      None   17,350
Scientific and
Regulatory Affairs


Marcel Veronneau,     2000    110,000      22,000      None        None        749      None   15,732(3)
Vice President -      1999    101,000      19,000      None        None        997      None   14,410
Hematology            1998     95,000      19,000      None        None      1,140      None   12,933
Operations


Timothy M. Heaney,    2000    117,123      35,000      None        None     50,000      None     None
Vice President,
Secretary and
General Counsel

------------------------

(1) "None" indicates zero or an amount equal to less than 10% of the total amount of annual salary and bonus reported for the named executive officer.

(2) For each individual the amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter consisting of 120 shares of the Company's Common Stock.

(3) Amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter consisting of 94 shares of the Company's Common Stock.


Option/SAR Grants During 2000 Fiscal Year

	The following table provides information related to options granted to the named executive officers during fiscal 2000. The Company has not granted any stock appreciation rights.


                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                             Annual Rates of Stock
                                                                            Price Appreciation for
                                Individual Grants                                Option Term
                      ---------------------------------                     ----------------------



                      Number of
                      Securities   Percent of Total
                      Underlying     Options/SARs
                      Options/SARs    Granted to     Exercise or
                        Granted       Employees      Base Price   Expiration
                         (#)        in Fiscal Year    ($/Sh)         Date       5% ($)     10% ($)
                      ------------ ----------------  -----------  ----------  ---------  ----------

Thomas E. Oland            0                ---             ---         ---         ---         ---

Monica Tsang, Ph.D.    1,300(1)(2)         2.34%        $25.375     6/30/06    $ 13,429  $   31,296

Thomas C. Detwiler,
  Ph.D.                1,103(1)(2)         1.98%        $25.375     6/30/06    $ 11,394  $   26,553

Marcel Veronneau         749(1)(2)         1.35%        $25.375     6/30/06    $  7,737  $   18,031

Timothy M. Heaney     50,000(2)(3)        89.84%        $31.75      9/30/06    $646,272  $1,506,088

------------
(1) Such option is an incentive stock option and became exercisable July 1, 1999.

(2) Subsequent to fiscal 2000 year end, options for the indicated number of shares at an exercise price of $130 per share expiring June 30, 2007 were granted: M. Tsang - 277; T. Detwiler - 254; M. Veronneau - 169; T.Heaney-269.

(3) Such options are a combination of incentive and nonqualified stock options and become exercisable at the rate of 1,389 per month October 1999 through September 2002.

Option/SAR Exercises During 2000 Fiscal
Year and Fiscal Year End Option/SAR Values

	The following table provides information related to options exercised by the named executive officers during the 2000 fiscal year and the number and value of options held at fiscal year end.

                                                        Number of Securities           Value
                                                            Underlying               Unexercised
                                                           Unexercised               In-the-Money
                                                           Options/SARs            Options/SARs at
                          Shares                           at FY-End (#)            FY-End ($)(2)
                        Acquired on         Value          Exercisable/             Exercisable/
Name                    Exercise(#)    Realized ($)(1)     Unexercisable            Unexercisable
----                    -----------    ---------------  --------------------   ---------------------

Thomas E. Oland              11,220        $272,786        190,334/11,000      $23,020,603/1,330,313

Monica Tsang, Ph.D.          10,000        $533,130             56,370               $6,898,753

Thomas C. Detwiler,
  Ph.D.                       5,895        $141,434               0                        0

Marcel Veronneau             12,000        $642,131             10,960               $1,307,018

Timothy M. Heaney             6,800        $505,176          5,699/37,501        $559,927/3,684,473


----------------
(1) Based on the difference between the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise and the option exercise price.

(2) Based on the difference between the $130 per share closing price of the Company's Common Stock as reported by Nasdaq on June 30, 2000 and the option exercise price.

Stock Performance Chart

     The following chart compares the cumulative total shareholder return on the Company's Common Stock with S&P Midcap 400 Index and the S&P Midcap Biotechnology Index. The comparison assumes $100 was invested on June 30, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.



                         TOTAL SHAREHOLDER RETURNS

                                      INDEXED RETURNS


                                        Years Ending
Company/Index         June 1996  June 1997  June 1998  June 1999  June 2000
-----------------     ---------  ---------  ---------  ---------  ---------
TECHNE CORP              216.67     224.07     282.40     375.93    1925.93
S&P MIDCAP 400 INDEX     121.58     149.95     190.66     223.40     261.33
BIOTECHNOLOGY-MID        146.42     148.44     154.51     297.14     630.41


                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP acted as the Company's independent auditors for the 2000 fiscal year and has been selected by the Board of Directors to continue for the current fiscal year.

     A representative of Deloitte & Touche LLP is expected to be present at the shareholders' meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions.


             COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10 percent shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2000, all Section 16(a) filing requirements applicable to Insiders were met.

                         SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2001 Annual Meeting must be received by the Company at its offices by May 21, 2001 to be eligible for inclusion in the Company's proxy statement and related proxy for the 2001 Annual Meeting.

     Also, if a shareholder proposal intended to be presented at the 2001 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after August 4, 2001, then management named in the Company's proxy form for the 2001 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.

                            OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                            ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2000, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy-soliciting material.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2000, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO PRESIDENT, TECHNE CORPORATION, 614 MCKINLEY PLACE N.E., MINNEAPOLIS, MINNESOTA 55413.


Dated:	September 28, 2000
	Minneapolis, Minnesota



                              TECHNE CORPORATION


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints THOMAS E. OLAND and KATHLEEN BACKES, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Techne Corporation registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, November 9, 2000 at 3:30 p.m., Minneapolis Time, at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Board of Directors recommends that you vote "FOR" the following proposals:

(1)  To set the number of Directors at eight:

     [    ] FOR              [    ] AGAINST          [    ] ABSTAIN

(2)  To elect Directors:    Nominees:  Thomas E. Oland, Roger C. Lucas,
     Ph.D., Howard V. O'Connell, G. Arthur Herbert, Randolph C. Steer, M.D., Ph.D., Lowell E. Sears, Christopher S. Henney, D.Sc., Ph.D. and Timothy
     M. Heaney

     [    ]  FOR all Nominees listed above    [   ]  WITHOUT AUTHORITY
             (except those whose names have          to vote for all nominees
             been written on the line below)         listed above

(To withhold authority to vote for any nominee, write that nominee's name on the line below.)

        ________________________________________________________

(3) To amend the Company's Articles of Incorporation to increase the authorized Common Stock from 50,000,000 to 100,000,000 shares.

     [    ] FOR            [    ] AGAINST           [    ] ABSTAIN

(4) To increase the number of shares of the Company's Common Stock reserved for issuance under the Company's 1997 Incentive Stock Option Plan from 600,00 to 1,600,000 and under it's 1998 Nonqualified Stock Option Plan from 300,000 to 800,000.

     [    ] FOR            [    ] AGAINST           [    ] ABSTAIN

(5) Other matters: In their discretion, the appointed proxies are authorized to vote upon such other business as my properly come before the Meeting or any adjournment.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

Date_____________, 2000.


                                         ________________________

                                         ________________________

                                         PLEASE DATE AND SIGN ABOVE exactly
                                         as name appears at the left,
                                         indicating, where appropriate
                                         official position or representative
                                         capacity.  If stock is held in joint
                                         tenancy, each joint owner should
                                         sign.